Entergy
639 Loyola Avenue
New Orleans, LA  70113
Date:	January 31, 2005
For Release:	Immediately
Contact:	Morgan Stewart (News Media) (504) 576-4238 mstewa3@entergy.com	Michele Lopiccolo (Investor Relations) (504) 576-4879 mlopicc@entergy.com

Exhibit 99.2

Entergy Reports Fourth Quarter Earnings

New Orleans, La. - Entergy Corporation (NYSE:ETR) today reported fourth quarter 2004 as-reported earnings of $154.9 million, or 68 cents per share, compared with an as-reported loss of $39.5 million, or 17 cents per share, for fourth quarter 2003. On an operational basis, Entergy's fourth quarter 2004 earnings were $113.6 million, or 50 cents per share, compared with $89.2 million, or 38 cents per share, in fourth quarter 2003.

For the year 2004, Entergy's as-reported earnings were $909.5 million, or $3.93 per share, and operational earnings were $879.5 million, or $3.80 per share. These results compare with as-reported earnings in 2003 of $926.9 million, or $4.01 per share, and operational earnings of $981.5 million, or $4.25 per share.

Entergy Corporation Consolidated Earnings - Reconciliation of GAAP* to non-GAAP Measures
Fourth Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)	Fourth Quarter			Year-to-Date
	2004	2003	$ Change	2004	2003	$ Change
As-Reported Earnings
Utility, Parent & Other	0.36	(0.17)	0.53	2.86	1.93	0.93
Entergy Nuclear	0.22	(0.01)	0.23	1.06	1.30	(0.24)
Energy Commodity Services	0.10	0.01	0.09	0.01	0.78	(0.77)
	0.68	(0.17)	0.85	3.93	4.01	(0.08)
Less: Special Items	0.18	(0.55)	0.73	0.13	(0.24)	0.37
Operational Earnings	0.50	0.38	0.12	3.80	4.25	(0.45)

*GAAP refers to United States generally accepted accounting principles.

"A return to more normal weather allowed the Utility to demonstrate the underlying strength of the business and the operational improvements that have been made," said J. Wayne Leonard, Entergy's chief executive officer. "The strong fourth quarter concluded another year where Entergy's operational results supported our stated aspirations in terms of growth, service, and credit quality."

Operational Earnings Highlights for Fourth Quarter 2004
    Utility, Parent & Other operational results more than doubled, compared to fourth quarter 2003 due primarily to strong sales growth and a return to normal weather.
    Entergy Nuclear results decreased slightly over the same period last year due to lower generation available as a result of planned refueling outages completed during fourth quarter 2004.
    Energy Commodity Services achieved nearly break-even results for the quarter. Improved results at Entergy's non-nuclear wholesale assets business nearly offset the absence of any operational contribution from Entergy-Koch, LP.

Other Quarterly Highlights

    The sales of Entergy-Koch Trading and Gulf South Pipeline were completed and will produce total cash proceeds to Entergy of more than $1 billion.
    Entergy Nuclear successfully completed two refueling outages in its northeast fleet including power uprates totaling 57 megawatts.
    New contracts signed at Entergy Nuclear raise the average price for its energy contracts by $2 per megawatt hour.

Utility, Parent & Other

In fourth quarter 2004, Utility, Parent & Other earned $82.3 million, or 36 cents per share, on an as-reported basis, compared to a fourth quarter 2003 loss of $40.6 million, or 17 cents per share. Fourth quarter 2003 as-reported results included charges recorded in connection with Entergy's voluntary severance program. Operational earnings in fourth quarter 2004 were $65.6 million, or 29 cents per share, compared to $30.4 million, or 13 cents per share, for the same period one year ago.

Fourth quarter 2004 earnings reflect strong sales growth across all customer classes, reflecting strength in the regional economy, and a return to normal weather in 2004, compared to milder than normal weather in fourth quarter 2003.

Megawatt-hour sales in the residential sector in fourth quarter 2004, on a weather-adjusted basis, were up nearly five percent, compared to fourth quarter 2003. Commercial and governmental sales, after adjusting for weather, were up more than three percent. Industrial sales experienced an increase of nearly seven percent in fourth quarter 2004, compared to the same quarter last year, with usage by petroleum refining and chemical sectors leading the growth.

For the year 2004, Utility, Parent & Other earned $661.0 million, or $2.86 per share, on an as-reported basis, compared with $445.7 million, or $1.93 per share, for 2003. Operational earnings in 2004 were $644.3 million, or $2.79 per share, compared to $603.6 million, or $2.62 per share, for 2003. The higher operational earnings in 2004 were due primarily to sales growth and lower interest costs, partially offset by milder than normal weather in the current year.

Entergy Nuclear

Entergy Nuclear earned $49.5 million, or 22 cents per share, on both as-reported and operational bases in fourth quarter 2004. This compares to an as-reported loss of $0.7 million, or one cent per share, and operational earnings of $56.9 million, or 24 cents per share, in fourth quarter 2003. Fourth quarter 2003 as-reported results included charges recorded in connection with Entergy's voluntary severance program. Lower operational earnings for Entergy Nuclear in fourth quarter 2004 were due primarily to lower generation resulting from two planned refueling outages during the period at Indian Point 2 and FitzPatrick plants, compared to no refueling outages in fourth quarter 2003. Increased revenue due to higher contract pricing partially offset the impact of lower generation in fourth quarter 2004 results.

For the year 2004, Entergy Nuclear earned as-reported and operational earnings of $245.0 million, or $1.06 per share. These results compare with as-reported earnings of $300.8 million, or $1.30 per share, and operational earnings of $196.9 million, or 85 cents per share, in 2003. The higher operational earnings in 2004 were due primarily to increased revenue from higher contract pricing and additional revenues from a new services contract.

Energy Commodity Services

As-reported results for Energy Commodity Services include the earnings impacts of Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. Energy Commodity Services' as-reported results in fourth quarter 2004 were $23.1 million, or 10 cents per share, compared to $1.8 million, or one cent per share, a year ago. The improved results reflect tax benefits associated with restructuring a portion of Entergy's position in its non-nuclear wholesale assets business. The impact of the tax benefits was partially offset by an impairment recorded in connection with the Warren Power plant, a gas-fired unit in Vicksburg, Mississippi, and a loss from Entergy-Koch, LP in the current quarter, compared to earnings in the same period of 2003.

Earnings from Entergy-Koch, LP are excluded from Energy Commodity Services' operational earnings consistent with Entergy's announcement of the sale of Entergy-Koch, LP's trading business and Gulf South Pipeline. Energy Commodity Services recorded a loss of $1.6 million, or one cent per share, on an operational basis in fourth quarter 2004, compared to earnings of $3.0 million, or one cent per share, a year ago. The results in fourth quarter 2004 reflect the absence of earnings from Entergy-Koch, LP noted above and improved results from Entergy's non-nuclear wholesale assets business resulting from higher revenues due to lower operational expenses and higher energy margins.

For the year 2004, Energy Commodity Services earned $3.5 million, or one cent per share, on an as-reported basis, compared with $180.5 million, or 78 cents per share, for 2003. On an operational basis, Energy Commodity Services recorded a loss of $9.8 million, or five cents per share, in 2004, compared to earnings of $181.0 million, or 78 cents per share, in 2003. The lower operational results in 2004 were due primarily to the absence in 2004 of operational results from Entergy-Koch, LP, consistent with Entergy's announcement of the sale of Entergy-Koch, LP's trading and pipeline businesses.

Outlook

"We project as-reported and operational earnings in the range of $4.60 to $4.85 per share for full year 2005, reflecting very solid growth over 2004 operational results," said Leo Denault, Entergy's chief financial officer. "Key assumptions supporting this guidance include normal weather, the continued successful execution of operating strategies across our businesses and continued execution of share repurchases under our previously announced $1.5 billion program."

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of over $10 billion and approximately 14,000 employees.

Entergy's online address is www.entergy.com

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of permanent sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce current tax payments, and the effects of litigation and weather.

This is the first year that Entergy's independent auditor is conducting an audit of the Company's internal controls over financial reporting in accordance with the Public Company Accounting Oversight Board's (PCAOB's) new Auditing Standard and Sarbanes-Oxley Section 404. This audit is not yet complete and therefore Entergy does not have the benefit of a final determination from its auditor that it does not have a material weakness in internal controls over financial reporting. However, Entergy management has not identified any such material weakness and believes that no material weaknesses exist.

Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2004 vs. 2003
(Per share in U.S. $)

	Fourth Quarter			Year-to-Date
	2004	2003	Change	2004	2003	Change
As-Reported
Utility, Parent & Other	0.36	(0.17)	0.53	2.86	1.93	0.93
Entergy Nuclear	0.22	(0.01)	0.23	1.06	1.30	(0.24)
Energy Commodity Services
Non-nuclear wholesale assets	0.25	(0.07)	0.32	0.23	(0.10)	0.33
Entergy-Koch Trading	(0.21)	0.07	(0.28)	(0.35)	0.80	(1.15)
Gulf South Pipeline	0.06	0.01	0.05	0.13	0.08	0.05
Total Energy Commodity Services	0.10	0.01	0.09	0.01	0.78	(0.77)
Consolidated As-Reported Earnings	0.68	(0.17)	0.85	3.93	4.01	(0.08)

Less Special Items
Utility, Parent & Other	0.07	(0.30)	0.37	0.07	(0.69)	0.76
Entergy Nuclear	-	(0.25)	0.25	-	0.45	(0.45)
Energy Commodity Services
Non-nuclear wholesale assets	0.26	-	0.26	0.28	-	0.28
Entergy-Koch Trading	(0.21)	-	(0.21)	(0.35)	-	(0.35)
Gulf South Pipeline	0.06	-	0.06	0.13	-	0.13
Total Energy Commodity Services	0.11	-	0.11	0.06	-	0.06
Consolidated Special Items	0.18	(0.55)	0.73	0.13	(0.24)	0.37

Operational
Utility, Parent & Other	0.29	0.13	0.16	2.79	2.62	0.17
Entergy Nuclear	0.22	0.24	(0.02)	1.06	0.85	0.21
Energy Commodity Services
Non-nuclear wholesale assets	(0.01)	(0.07)	0.06	(0.05)	(0.10)	0.05
Entergy-Koch Trading	-	0.07	(0.07)	-	0.80	(0.80)
Gulf South Pipeline	-	0.01	(0.01)	-	0.08	(0.08)
Total Energy Commodity Services	(0.01)	0.01	(0.02)	(0.05)	0.78	(0.83)
Consolidated Operational Earnings	0.50	0.38	0.12	3.80	4.25	(0.45)
Weather Impact	-	(0.03)	0.03	(0.11)	(0.05)	(0.06)

Entergy Corporation
Consolidated Income Statement
Three Months Ended December 31
(in thousands)
	2004	2003	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$1,889,926	$1,633,878	15.7
Natural gas	52,908	46,373	14.1
Competitive businesses	480,663	422,910	13.7
Total	2,423,497	2,103,161	15.2

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	643,827	507,116	27.0
Purchased power	488,964	369,252	32.4
Nuclear refueling outage expenses	41,988	40,698	3.2
Provision for turbine commitments, asset impairments,
and restructuring charges	55,000	-	100.0
Other operation and maintenance	652,322	824,153	(20.8)
Decommissioning	36,337	38,312	(5.2)
Taxes other than income taxes	96,733	102,058	(5.2)
Depreciation and amortization	232,980	213,344	9.2
Other regulatory charges (credits) - net	(33,601)	(32,342)	3.9
Total	2,214,550	2,062,591	7.4

Operating Income	208,947	40,570	415.0

Other Income (Deductions):
Allowance for equity funds used during construction	11,010	15,747	(30.1)
Interest and dividend income	34,741	3,595	866.4
Equity in earnings of unconsolidated equity affiliates	(46,820)	13,196	(454.8)
Miscellaneous - net	(6,241)	7,398	(184.4)
Total	(7,310)	39,936	(118.3)

Interest and Other Charges:
Interest on long-term debt	114,224	118,413	(3.5)
Other interest - net	14,722	10,918	34.8
Allowance for borrowed funds used during construction	(7,222)	(12,055)	(40.1)
Total	121,724	117,276	3.8

Income (Loss) Before Income Taxes and Cumulative Effect of Accounting Changes	79,913	(36,770)	317.3
Income Taxes	(81,061)	(8,993)	801.4
Income (Loss) Before Cumulative Effect of Accounting Changes	160,974	(27,777)	679.5
Cumulative Effect of Accounting Changes (net of income taxes)	-	(5,848)	(100.0)
Consolidated Net Income (Loss)	160,974	(33,625)	578.7
Preferred dividend requirements of subsidiaries and other	6,037	5,855	3.1
Earnings (Loss) Applicable to Common Stock	$154,937	($39,480)	492.4

Earnings Per Average Common Share:
Basic	$0.70	($0.17)	511.8
Diluted	$0.68	($0.17)	500.0
Average Number of Common Shares Outstanding:
Basic	221,650,353	228,759,297
Diluted	226,218,648	233,360,567

Entergy Corporation
Consolidated Income Statement
Twelve Months Ended December 31
(in thousands)
	2004	2003	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$7,932,577	$7,397,175	7.2
Natural gas	208,499	186,176	12.0
Competitive businesses	1,982,648	1,611,569	23.0
Total	10,123,724	9,194,920	10.1

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	2,488,208	1,987,217	25.2
Purchased power	2,092,922	1,728,526	21.1
Nuclear refueling outage expenses	166,072	159,995	3.8
Provision for turbine commitments, asset impairments,
and restructuring charges	55,000	(7,743)	810.3
Other operation and maintenance	2,303,561	2,453,869	(6.1)
Decommissioning	149,529	146,100	2.3
Taxes other than income taxes	409,886	405,659	1.0
Depreciation and amortization	895,593	850,503	5.3
Other regulatory charges (credits) - net	(90,611)	(13,761)	558.5
Total	8,470,160	7,710,365	9.9

Operating Income	1,653,564	1,484,555	11.4

Other Income (Deductions):
Allowance for equity funds used during construction	39,582	42,710	(7.3)
Interest and dividend income	109,809	87,386	25.7
Equity in earnings (loss) of unconsolidated equity affiliates	(78,727)	271,647	(129.0)
Miscellaneous - net	53,752	(76,505)	170.3
Total	124,416	325,238	(61.7)

Interest and Other Charges:
Interest on long-term debt	463,384	485,964	(4.6)
Other interest - net	41,380	53,553	(22.7)
Allowance for borrowed funds used during construction	(25,741)	(33,191)	(22.4)
Total	479,023	506,326	(5.4)

Income Before Income Taxes and Cumulative Effect of Accounting Changes	1,298,957	1,303,467	(0.3)
Income Taxes	365,908	490,074	(25.3)
Income Before Cumulative Effect of Accounting Changes	933,049	813,393	14.7
Cumulative Effect of Accounting Changes (net of income taxes)	-	137,074	(100.0)
Consolidated Net Income	933,049	950,467	(1.8)
Preferred dividend requirements of subsidiaries and other	23,525	23,524	-
Earnings Applicable to Common Stock	$909,524	$926,943	(1.9)

Earnings Per Average Common Share:
Basic	$4.01	$4.09	(2.0)
Diluted	$3.93	$4.01	(2.0)
Average Number of Common Shares Outstanding:
Basic	226,863,758	226,804,370
Diluted	231,193,686	231,146,040

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended December 31
	2004	2003	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	7,521	7,041	6.8	4.7
Commercial	6,608	6,338	4.3	3.3
Governmental	644	617	4.4	4.4
Industrial	10,425	9,782	6.6	6.6
Total to Ultimate Customers	25,198	23,778	6.0	5.1
Wholesale	1,799	1,995	(9.8)
Total Sales	26,997	25,773	4.7

Twelve Months Ended December 31
	2004	2003	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	32,896	32,817	0.2	1.5
Commercial	26,468	25,862	2.3	2.7
Governmental	2,568	2,651	(3.1)	(2.6)
Industrial	40,293	38,637	4.3	4.3
Total to Ultimate Customers	102,225	99,967	2.3	2.8
Wholesale	8,624	9,248	(6.7)
Total Sales	110,849	109,215	1.5

As of December 31

	2004	2003	% Change
Electric Customers (Year to date average):
Residential	2,284,729	2,260,845	1.1
Commercial	315,508	307,123	2.7
Governmental	14,768	15,149	(2.5)
Industrial	44,222	43,233	2.3
Total Ultimate Customers	2,659,227	2,626,350	1.3
Wholesale	42	42	-
Total Customers	2,659,269	2,626,392	1.3